Exhibit 11.1

Computation of Earnings Per Share

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

U.S. dollars in thousands except               Income         Shares        Per Share
share and per share data                    (Numerator)    (Denominator)     Amount
                                            ------------------------------------------
Three Months Ended June 30, 2000
Basic loss per share
Loss available to common shareholders       $   (6,313)     11,836,585     $    (0.53)

Effect of Dilutive Securities:
         Class A Warrants                                           --
         Director and Employee Options                              --
         Class B Warrants                                           --
                                            ------------------------------------------
Diluted loss per share
Loss available to common shareholders       $   (6,313)     11,836,585     $    (0.53)
                                            ==========================================

Three Months Ended June 30, 1999
Basic earnings per share
Income available to common shareholders     $    3,206      13,922,898     $     0.23

Effect of Dilutive Securities:
         Class A Warrants                                           --
         Director and Employee Options                             932
         Class B Warrants                                           --
                                            ------------------------------------------
Diluted earnings per share
Income available to common shareholders     $    3,206      13,923,830     $     0.23
                                            ==========================================

Six Months Ended June 30, 2000
Basic loss per share
Loss available to common shareholders       $  (13,619)     11,706,242     $    (1.16)

Effect of Dilutive Securities:
         Class A Warrants                                           --
         Director and Employee Options                              --
         Class B Warrants                                           --
                                            ------------------------------------------
Diluted loss per share
Loss available to common shareholders       $  (13,619)     11,706,242     $    (1.16)
                                            ==========================================

Six Months Ended June 30, 1999
Basic earnings per share
Income available to common shareholders     $    7,197      13,923,346     $     0.52

Effect of Dilutive Securities:
         Class A Warrants                                           --
         Director and Employee Options                          13,444
         Class B Warrants                                           --
                                            ------------------------------------------
Diluted earnings per share
Income available to common shareholders     $    7,197      13,936,790     $     0.52
                                            ==========================================